UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 5, 2018

Corium International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36375	38-3230774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

235 Constitution Drive, Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 298-8255

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On March 5, 2018, Corium International, Inc. (“Corium”) completed its previously announced sale of $100 million aggregate principal amount of 5.00% Convertible Senior Notes due 2025 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended.

The Notes were issued pursuant to an Indenture, dated as of March 5, 2018 (the “Indenture”), between Corium and U.S. Bank National Association, as trustee. The Notes are senior, unsecured obligations of Corium. The Notes will bear interest at a rate of 5.00% per year, payable in cash semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2018. The Notes mature on March 15, 2025, unless earlier converted or repurchased in accordance with their terms.

Corium may not redeem the Notes prior to March 15, 2022. Corium may redeem for cash all or any portion of the Notes, at its option on or after March 15, 2022 if certain conditions are met. No sinking fund is provided for the Notes.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

•

failure by Corium to pay when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) the principal of, or the redemption price or the fundamental change repurchase price for, any note;

•	failure by Corium to pay the interest on any Note when the Note becomes due and payable and the failure continues for a period of 30 days;
•	failure by Corium to give a fundamental change notice, or notice of certain other corporate events, at the time and in the manner provided in the Indenture;
•

failure by Corium to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and, in the case of a conversion with physical settlement, such failure continues for a period of two business days;

•	failure by Corium to comply with its obligations under the Indenture with respect to a consolidation, merger or sale of assets of Corium;
•

failure by Corium to perform any of the agreements or comply with its obligations contained in the Notes or the Indenture, other than those defaults listed above, and such failure continues for 60 days after notice to us by the trustee, or by holders of at least 25% of the aggregate principal amount of Notes then outstanding, in accordance with the Indenture;

•

a default by Corium or any of its subsidiaries with respect to mortgages or an instrument of indebtedness with an outstanding principal amount in excess of $5 million where such default (a) constitutes a failure to pay principal of or premium or interest on such indebtedness when due and payable at the stated maturity, upon required repurchase or upon declaration of acceleration or (b) results in such indebtedness becoming or being declared due and payable before the stated maturity;

•

failure by Corium or any of its subsidiaries to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured portion of which is in excess of $5 million, if the judgments are not paid, discharged or stayed within 60 days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; or

•	certain events of bankruptcy, insolvency or reorganization of Corium or any of its significant subsidiaries occurs.

The Notes are convertible into shares of Corium’s common stock, par value $0.001 per share (“common stock”), at an initial conversion rate of 58.0552 shares of common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $17.22 per share of common stock. The conversion rate and the corresponding conversion price will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest.

Holders of the Notes who convert their Notes in connection with a make-whole fundamental change (as defined in the Indenture) are, under certain circumstances, entitled to an increase in the conversion rate.

Additionally, in the event of a fundamental change, holders of the Notes may require Corium to repurchase all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued and unpaid interest, including any additional interest to, but excluding, the repurchase date.

Holders of the Notes may convert all or a portion of their Notes at their option at any time prior to the close of business on the scheduled trading day immediately prior to March 15, 2025, in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after June 30, 2018 (and only during such calendar quarter), if the last reported sale price of common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price of the Notes;

•

during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each day of that five day consecutive trading day period was less than 98% of the product of the last reported sale price of common stock and the applicable conversion rate of the Notes on such trading day;

•	upon the occurrence of specified corporate transactions; or
•	if Corium calls any or all of the Notes for redemption, at any time prior to the close on business on the scheduled trading day immediately preceding the redemption date.

On or after September 15, 2024, until 5:00 p.m., New York City time, on the business day immediately preceding the maturity date, holders of the Notes may convert all or a portion of their Notes regardless of the foregoing circumstances.

In its sole discretion and within 13 days of the settlement of the Notes, Corium may issue to Cantor Fitzgerald & Co., as partial compensation for its role as initial purchaser, a seven-year warrant to purchase up to 350,000 shares of Corium’s common stock, which number is subject to adjustment in certain specified circumstances, at an exercise price of $17.22 per share.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Notes contained in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the issuance of the Notes, on March 5, 2018, Corium terminated its Amended and Restated Term Loan Agreement, as amended, with CRG and repaid in full all outstanding borrowings, fees and other amounts due thereunder in an aggregate amount of approximately $56 million, which amount included a prepayment fee of 3.25% of the principal amount outstanding at the time of such repayment. The maturity date of the term loan was June 30, 2019.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of March 5, 2018, between Corium and U.S. Bank National Association (including the form of 5.00% Convertible Senior Notes due 2025).

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of March 5, 2018, between Corium and U.S. Bank National Association (including the form of 5.00% Convertible Senior Notes due 2025).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIUM INTERNATIONAL, INC.

Date: March 5, 2018	By:	/s/ Peter D. Staple
Peter D. Staple
Chief Executive Officer